Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Fourth Quarter and Full Year Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., March 27, 2013 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the quarter and full year ended January 31, 2013.

“We are pleased with our strong fourth quarter results, which drove $848 million of non-GAAP revenue and $2.64 of non-GAAP fully diluted EPS for the year.   We believe we are well positioned for long-term growth in both the enterprise and security intelligence markets due to our broad product portfolio and strong competitive position,” said Dan Bodner, CEO and President.

Financial Highlights
Below is selected unaudited financial information for the three months and year ended January 31, 2013 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended January 31, 2013 - GAAP	Three Months Ended January 31, 2013 - Non-GAAP
Revenue: $229.0 million	Revenue: $230.1 million
Operating Income: $35.5 million	Operating Income: $61.0 million
Diluted EPS: $0.50	Diluted EPS: $0.91

Year Ended January 31, 2013 - GAAP	Year Ended January 31, 2013 - Non-GAAP
Revenue: $839.5 million	Revenue: $848.1 million
Operating Income: $99.6 million	Operating Income: $189.2 million
Diluted EPS: $0.96	Diluted EPS: $2.64

Financial Outlook
Below is Verint's non-GAAP outlook for the year ending January 31, 2014.

•	We expect revenue to increase between 6% and 7% compared to the year ended January 31, 2013

•	We expect fully diluted earnings per share in the range of $2.75 plus or minus 5 cents

•
While this is our annual outlook, there are seasonal trends in the enterprise software industry, and therefore we expect Q1 to be down sequentially from Q4 levels both in terms of revenue and profitability

Conference Call Information
We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the fourth quarter and full year ended January 31, 2013 and outlook for the year ending January 31, 2014. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-877-703-6108 (United States and Canada) and 1-857-244-7307 (international) and the passcode is 67649927. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2 and 3 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2014.

About Verint Systems Inc.
Verint® (NASDAQ: VRNT) is a global leader in Actionable Intelligence® solutions. Our portfolio of Enterprise Intelligence Solutions™ and Security Intelligence Solutions™ helps organizations Make Big Data Actionable™ through the ability to capture, analyze and act on large volumes of rich, complex and often underused information sources-such as voice, video and unstructured text. With Verint solutions and value-added services, organizations of all sizes can make more timely and effective decisions. Today, more than 10,000 organizations in 150 countries, including over 80 percent of the Fortune 100, count on Verint solutions to improve enterprise performance and make the world a safer place. Headquartered in NY, Verint has offices worldwide and an extensive global partner network. Learn more at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes and evolving industry standards in our product offerings and to successfully develop, launch, and drive demand for new and enhanced, innovative, high-quality products that meet or exceed customer needs; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with capital constraints, costs and expenses, maintaining profitability levels, management distraction, post-acquisition integration activities, and potential asset impairments; risks that we may be unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks relating to our ability to effectively and efficiently execute on our growth strategy, including managing investments in our business and operations and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, security lapses, or with information technology system failures or disruptions; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to recruit and retain qualified personnel in regions in which we operate; challenges associated with selling sophisticated solutions, long sales cycles, and emphasis on larger transactions, including in assisting customers in realizing the value they expect and in accurately forecasting revenue and expenses and in maintaining profitability; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our products may contain undetected defects, which could expose us to substantial liability; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers for certain components of our products, including companies that may compete with us or work with our competitors; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position, including with respect to covenant limitations and compliance, fluctuations in interest rates, and our ability to maintain our credit ratings; risks arising as a result of contingent, unknown or unexpected obligations or liabilities of our former parent company, Comverse Technology, Inc. (“CTI”), assumed upon completion of the previously announced merger with CTI that was completed on February 4, 2013 (the “CTI Merger”), including regulatory or compliance liabilities, or as a result of parties obligated to provide us with indemnification being unwilling or unable to perform such obligations; risks associated with being a former consolidated subsidiary of CTI and formerly part of CTI's consolidated tax group; risks relating to our reliance on CTI's former subsidiary, Comverse, Inc., to timely perform certain transition services following the CTI Merger in order for us to comply with certain regulatory requirements and the failure of Comverse, Inc. to perform such transition services in a timely manner or at all; risks relating to our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits, including those expected as a result of the CTI Merger. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2012, our Annual Report on Form 10-K for the fiscal year ended January 31, 2013, when filed, and other filings we make with the SEC.
VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, VOVICI, GMT, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2013	2012	2013	2012
Revenue:
Product	$108,394	$105,527	$389,787	$390,392
Service and support	120,567	106,466	449,755	392,256
Total revenue	228,961	211,993	839,542	782,648
Cost of revenue:
Product	29,054	36,682	121,748	126,050
Service and support	39,672	33,442	145,444	129,911
Amortization of acquired technology and backlog	3,688	3,640	14,812	12,400
Total cost of revenue	72,414	73,764	282,004	268,361
Gross profit	156,547	138,229	557,538	514,287
Operating expenses:
Research and development, net	29,576	29,361	115,906	111,001
Selling, general and administrative	85,335	74,918	317,637	293,906
Amortization of other acquired intangible assets	6,100	5,998	24,442	22,902
Total operating expenses	121,011	110,277	457,985	427,809
Operating income	35,536	27,952	99,553	86,478
Other income (expense), net:
Interest income	152	214	531	661
Interest expense	(7,751)	(7,802)	(31,034)	(32,358)
Loss on extinguishment of debt	—	—	—	(8,136)
Other expense, net	(1,097)	(925)	(1,286)	(488)
Total other expense, net	(8,696)	(8,513)	(31,789)	(40,321)
Income before provision for income taxes	26,840	19,439	67,764	46,157
Provision for (benefit from) income taxes	(454)	1,564	8,960	5,532
Net income	27,294	17,875	58,804	40,625
Net income attributable to noncontrolling interest	1,405	696	4,802	3,632
Net income attributable to Verint Systems Inc.	25,889	17,179	54,002	36,993
Dividends on preferred stock	(3,951)	(3,787)	(15,472)	(14,790)
Net income attributable to Verint Systems Inc. common shares	$21,938	$13,392	$38,530	$22,203

Net income per common share attributable to Verint Systems Inc.:
Basic	$0.55	$0.34	$0.97	$0.58
Diluted	$0.50	$0.34	$0.96	$0.56

Weighted-average common shares outstanding:
Basic	40,114	38,891	39,748	38,419
Diluted	51,797	39,674	40,312	39,499

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2013	2012	2013	2012
GAAP Revenue By Segment:
Enterprise Intelligence	$142,474	$120,783	$490,478	$438,018

Video Intelligence	27,381	35,800	119,457	138,016
Communications Intelligence	59,106	55,410	229,607	206,614
Total Video and Communications Intelligence	86,487	91,210	349,064	344,630
GAAP Total Revenue	$228,961	$211,993	$839,542	$782,648

Revenue Adjustments Related to Acquisitions:
Enterprise Intelligence	$834	$3,858	$4,489	$6,682

Video Intelligence	93	780	1,933	2,594
Communications Intelligence	232	2,788	2,112	4,323
Total Video and Communications Intelligence	325	3,568	4,045	6,917
Total Revenue Adjustments Related to Acquisitions	$1,159	$7,426	$8,534	$13,599

Non-GAAP Revenue By Segment:
Enterprise Intelligence	$143,308	$124,641	$494,967	$444,700

Video Intelligence	27,474	36,580	121,390	140,610
Communications Intelligence	59,338	58,198	231,719	210,937
Total Video and Communications Intelligence	86,812	94,778	353,109	351,547
Non-GAAP Total Revenue	$230,120	$219,419	$848,076	$796,247

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2013	2012	2013	2012

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$156,547	$138,229	$557,538	$514,287
Revenue adjustments related to acquisitions	1,159	7,426	8,534	13,599
Amortization of acquired technology and backlog	3,688	3,640	14,812	12,400
Stock-based compensation expenses	743	946	2,857	3,307
M&A and other adjustments	123	8	535	404
Non-GAAP gross profit	$162,260	$150,249	$584,276	$543,997

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income and Non-GAAP EBITDA

GAAP operating income	$35,536	$27,952	$99,553	$86,478
Revenue adjustments related to acquisitions	1,159	7,426	8,534	13,599
Amortization of acquired technology and backlog	3,688	3,640	14,812	12,400
Amortization of other acquired intangible assets	6,100	5,998	24,442	22,902
Stock-based compensation expenses	6,890	7,070	25,208	27,911
M&A and other adjustments	7,597	534	16,623	13,263
Non-GAAP operating income	60,970	52,620	189,172	176,553
GAAP depreciation and amortization (1)	13,936	13,404	54,936	50,987
Amortization of acquired technology and backlog	(3,688)	(3,640)	(14,812)	(12,400)
Amortization of other acquired intangible assets	(6,100)	(5,998)	(24,442)	(22,902)
M&A and other adjustments	—	—	(84)	(244)
Non-GAAP depreciation and amortization	4,148	3,766	15,598	15,441
Non-GAAP EBITDA	$65,118	$56,386	$204,770	$191,994

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(8,696)	$(8,513)	$(31,789)	$(40,321)
Loss on extinguishment of debt	—	—	—	8,136
Unrealized (gains) losses on derivatives, net	276	(459)	133	(417)
M&A and other adjustments	222	4	1,139	93
Non-GAAP other expense, net	$(8,198)	$(8,968)	$(30,517)	$(32,509)

Table of Reconciliation from GAAP Provision for (Benefit from) Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for (benefit from) income taxes	$(454)	$1,564	$8,960	$5,532
Non-cash tax adjustments	4,814	3,520	9,201	11,097
Non-GAAP provision for income taxes	$4,360	$5,084	$18,161	$16,629

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income attributable to Verint Systems Inc.	$25,889	$17,179	$54,002	$36,993
Revenue adjustments related to acquisitions	1,159	7,426	8,534	13,599
Amortization of acquired technology and backlog	3,688	3,640	14,812	12,400
Amortization of other acquired intangible assets	6,100	5,998	24,442	22,902
Stock-based compensation expenses	6,890	7,070	25,208	27,911
M&A and other adjustments	7,819	538	17,762	13,356
Loss on extinguishment of debt	—	—	—	8,136

Unrealized (gains) losses on derivatives, net	276	(459)	133	(417)
Non-cash tax adjustments	(4,814)	(3,520)	(9,201)	(11,097)
Total GAAP net income adjustments	21,118	20,693	81,690	86,790
Non-GAAP net income attributable to Verint Systems Inc.	$47,007	$37,872	$135,692	$123,783

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income attributable to Verint Systems Inc. common shares	$21,938	$13,392	$38,530	$22,203
Total GAAP net income adjustments	21,118	20,693	81,690	86,790
Non-GAAP net income attributable to Verint Systems Inc. common shares	$43,056	$34,085	$120,220	$108,993

Table Comparing GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.50	$0.34	$0.96	$0.56

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.91	$0.75	$2.64	$2.47

Shares used in computing GAAP diluted net income per common share	51,797	39,674	40,312	39,499

Shares used in computing non-GAAP diluted net income per common share	51,797	50,453	51,355	50,123

(1) Adjusted for patent and financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	January 31,
(in thousands, except share and per share data)	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$209,973	$150,662
Restricted cash and bank time deposits	11,128	12,863
Short-term investments	13,593	—
Accounts receivable, net of allowance for doubtful accounts of $1.8 million and $2.9 million, respectively	168,415	154,753
Inventories	15,014	14,414
Deferred cost of revenue	6,253	11,951
Deferred income taxes	10,447	13,060
Prepaid expenses and other current assets	66,830	42,987
Total current assets	501,653	400,690
Property and equipment, net	38,161	28,289
Goodwill	829,909	828,758
Intangible assets, net	144,261	184,230
Capitalized software development costs, net	6,343	5,846
Long-term deferred cost of revenue	7,742	13,285
Long-term deferred income taxes	10,342	9,536
Other assets	25,858	28,961
Total assets	$1,564,269	$1,499,595

Liabilities, Preferred Stock, and Stockholders' Equity
Current Liabilities:
Accounts payable	$47,355	$49,441
Accrued expenses and other current liabilities	176,972	167,891
Current maturities of long-term debt	5,867	6,228
Deferred revenue	163,252	156,772
Deferred income taxes	764	1,056
Liabilities to affiliates	—	1,760
Total current liabilities	394,210	383,148
Long-term debt	570,822	591,151
Long-term deferred revenue	13,562	25,987
Long-term deferred income taxes	10,261	10,284
Other liabilities	60,196	59,188
Total liabilities	1,049,051	1,069,758
Preferred Stock - $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; 293,000 shares issued and outstanding; aggregate liquidation preference and redemption value of $365,914 at January 31, 2013.	285,542	285,542
Commitments and Contingencies
Stockholders' Equity:
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 40,460,000 and 39,265,000 shares; outstanding 40,158,000 and 38,982,000 shares as of January 31, 2013 and January 31, 2012, respectively.	40	40
Additional paid-in capital	580,762	554,351
Treasury stock, at cost - 302,000 and 283,000 shares as of January 31, 2013 and January 31, 2012, respectively.	(8,013)	(7,466)
Accumulated deficit	(303,762)	(357,764)
Accumulated other comprehensive loss	(44,225)	(47,736)
Total Verint Systems Inc. stockholders' equity	224,802	141,425
Noncontrolling interest	4,874	2,870
Total stockholders' equity	229,676	144,295
Total liabilities, preferred stock, and stockholders' equity	$1,564,269	$1,499,595

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Years Ended January 31,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$58,804	$40,625
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,097	53,040
Provision for doubtful accounts	734	1,055
Stock-based compensation - equity portion	21,004	21,781
Provision for (benefit from) deferred income taxes	328	(11,101)
Excess tax benefits from stock award plans	(139)	(847)
Non-cash losses on derivative financial instruments, net	399	896
Loss on extinguishment of debt	—	8,136
Other non-cash items, net	(5,297)	(802)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(13,809)	(2,942)
Inventories	(1,957)	1,080
Deferred cost of revenue	11,421	3,199
Prepaid expenses and other assets	(17,577)	6,339
Accounts payable and accrued expenses	(598)	(7,192)
Deferred revenue	(6,104)	(3,424)
Other liabilities	19,078	(3,326)
Other, net	1	(19)
Net cash provided by operating activities	123,385	106,498

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(660)	(109,780)
Purchases of property and equipment	(16,045)	(13,080)
Purchases of investments	(13,593)	—
Sales and maturities of investments	—	245
Settlements of derivative financial instruments not designated as hedges	(270)	(1,313)
Cash paid for capitalized software development costs	(3,916)	(3,399)
Change in restricted cash and bank time deposits, including long-term portion	(1,212)	479
Net cash used in investing activities	(35,696)	(126,848)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	384	597,136
Repayments of borrowings and other financing obligations	(22,035)	(587,549)
Payments of debt issuance and other debt-related costs	(217)	(15,276)
Proceeds from exercises of stock options	2,605	12,474
Dividends paid to noncontrolling interest	(3,070)	(1,930)
Purchases of treasury stock	(615)	(1,655)
Excess tax benefits from stock award plans	139	847
Payments of contingent consideration for business combinations (financing portion)	(6,497)	(2,004)
Other financing activities	—	35
Net cash (used in) provided by financing activities	(29,306)	2,078
Effect of exchange rate changes on cash and cash equivalents	928	(972)
Net increase (decrease) in cash and cash equivalents	59,311	(19,244)
Cash and cash equivalents, beginning of period	150,662	169,906
Cash and cash equivalents, end of period	$209,973	$150,662

Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology and backlog. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology and backlog, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus plans and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges. In prior periods, we also incurred (and excluded from our non-GAAP financial measures) significant cash-settled stock compensation expense due to our previous extended filing delay and restrictions on our ability to issue new shares of common stock to our employees.

M&A and other adjustments. We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions, whether or not consummated, and certain extraordinary transactions, including reorganizations, restructurings and expenses associated with the CTI Merger. Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations, and expenses related to our restatement of previously filed financial statements and our previous extended filing delay. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on foreign currency derivatives. These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which we believe are not reflective of our ongoing operations.

Loss on extinguishment of debt. We exclude from our non-GAAP financial measures loss on extinguishment of debt attributable to refinancing of our debt because we believe it is not reflective of our ongoing operations.

Non-cash tax adjustments. We exclude from our non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes we actually paid and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.